Exhibit 10.21

PROMISSORY NOTE

$40,000	December 21, 2011
Charlotte, North Carolina

FOR VALUE RECEIVED, ORGANIC PLANT HEALTH, LLC, a North Carolina limited liability company with its principal place of business in Mecklenburg County, North Carolina (the "Maker"), promises to pay to the order of EVERETTE LEE HELMS, JR. (the "Payee"), his heirs, successors and/or assigns, the principal amount of (FORTY THOUSAND DOLLARS) (the "Principal Amount"), together with interest thereon from December 21, 2011, in accordance with the terms of this Note, as hereafter set forth.

1.Interest.  Interest will accrue on the unpaid balance of the Principal Amount from December 21, 2011 until the maturity of this Note on April 21, 2012, at the fixed rate of ____20.0___% calculated on the basis of a flat interest payment if the loan is repaid on or before the maturity date.

2.Late Fees. In such event that the full amount of the loan is not repaid on or before the maturity date of April 21, 2012, the “Maker” agrees to pay to the “payee” an additional late payment fee of ___5.0__% for each 30 day period that passes in which the entire amount due remains unpaid.

3.Default.  The term "Default," as used herein, means the occurrence of any one or more of the following events:

(a)Maker shall fail to make any payment of the principal of or interest on this Note when such payment shall become due within fifteen (15) days after the due date thereof (whether at the Maturity Date, a date set or established for payment or prepayment, by acceleration or otherwise); or

(b)Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to Maker or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its, or any substantial part of its, property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against Maker, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability to pay its debts as they become due, or shall take any other action to authorize any of the foregoing; or

(c)An involuntary case or other proceeding shall be commenced against Maker seeking liquidation, reorganization or other relief with respect to Maker or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of, or any substantial part of the property of, Maker, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Maker under the federal bankruptcy laws as now or hereafter in effect; or

(d)The dissolution or the suspension of Maker; or

Upon the occurrence of a Default, the maturity of this Note may be accelerated and the unpaid balance of the Principal Amount then outstanding together with interest accrued and unpaid thereon declared to be immediately due and payable at the option of the Payee or other holder of this Note.

Upon Default, the holder of this Note may employ an attorney to enforce the holder’s rights and remedies (being the same rights and remedies of Payee in the event the holder is some person or entity other than Payee) and the Maker, principal, surety, guarantors and endorsers of this Note hereby agree to pay to the holder reasonable attorneys fees, plus all other reasonable expenses incurred by the holder in exercising any of the holder’s rights and remedies upon default.  The rights and remedies of the Payee and any holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together against any property that is collateral for this Note, or any other funds, property or security held by the holder for payment or security, in the sole discretion of the holder.  The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

4.Non-Assignable by Maker; Due on Sale.  This Note and the obligations of the Maker hereunder are not assignable by the Maker.  In addition to the Payee’s right to accelerate in the event of Default as provided in Section 4, the maturity of this Note may be accelerated and the unpaid balance of the Principal Amount then outstanding together with interest and/or late fees accrued and unpaid thereon declared to be immediately due and payable at the option of the Payee or other holder of this Note upon the occurrence of either of the following events:  sale or transfer of substantially all of the business assets or a majority of the equity ownership interest of the Maker.

5.Address for Payments.  All payments of the unpaid balance of the Principal Amount and interest thereon shall be paid in lawful money of the United States of America to the Payee at _______________________________________________________________, or at such other place or places as the Payee, and/or any other holder of this Note may at any time or from time to time designate in writing to the Maker.

6.Remedies Cumulative.  Each right, power and remedy of the Payee as provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Payee of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Payee of any or all such other rights, powers, or remedies.  No failure or delay by the Payee to insist upon the strict performance of any term, condition, covenant, or agreement of this Note, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Payee from exercising any such right, power, or remedy at any later time or times.  By accepting payment after the due date of any amount payable under this Note, the Payee shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Note or to declare an event of default for failure to effect such prompt payment of any such other amount.

7.Governing Law.  This Note shall be governed by and construed under the laws of the State of North Carolina.

8.Waivers, Etc.  All parties to this Note, including endorsers, sureties and guarantors, if any, hereby waive presentment for payment, demand, protest, notice of non-payment or dishonor, and of protest, and any and all other notices and demands whatsoever and agree to remain bound hereunder until the interest and Principal Amount are paid in full notwithstanding any (a) release, surrender, waiver, addition, substitution, exchange, compromise, modification of or to or indulgence granted with respect to this Note or all or any part of any collateral or security for this Note; (b) extension or extensions of time for payment which may be granted, even though the period of extension may be indefinite; and (c) inaction by, or failure to assert any legal right available to the holder of this Note.

Signature and Acknowledgement on following page.

IN WITNESS WHEREOF, the Maker has executed this instrument under seal, the day and year first above written.

MAKER:

ORGANIC PLANT HEALTH, LLC

By: /s/ William G. Styles

Date:__________________________________

Name:  William G. Styles
Title: President / CEO

PAYEE:

EVERETT LEE HELMS, JR.

By: /s/ Everett Lee Helms, Jr.

Date:__________________________________

Name:  Everett Lee Helms, Jr.
Title: